UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2012

OPNEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33306	22-3761205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46429 Landing Parkway, Fremont, California 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 580-8828

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2012, Opnext, Inc. (“Opnext”) entered into an Agreement and Plan of Merger and Reorganization (“Merger Agreement”), by and among Oclaro, Inc. (“Oclaro”), Tahoe Acquisition Sub, Inc., a newly formed wholly owned subsidiary of Oclaro (“Merger Sub”) and Opnext, pursuant to which Oclaro and Opnext will combine their businesses through a merger of Merger Sub with and into Opnext (“Merger”).

Merger Agreement

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, by virtue of the Merger and without any action on the part of any stockholder, each share of common stock of Opnext, par value $0.01 per share (“Opnext Common Stock”), will be converted into the right to receive 0.42 of a share of common stock of Oclaro (the “Exchange Ratio”), par value $0.01 per share (“Oclaro Common Stock”). Options to purchase Opnext Common Stock will be assumed by Oclaro pursuant to the terms of the Merger Agreement. Stock appreciation rights with respect to Opnext Common Stock and restricted stock units of Opnext will be converted into stock appreciation rights with respect to Oclaro Common Stock and restricted stock units of Oclaro pursuant to the terms described in the Merger Agreement.

Each of Opnext and Oclaro has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants: (a) to conduct their respective businesses in the ordinary course, consistent with past practice, during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (b) not to engage in certain kinds of transactions during such period; (c) to convene and hold meetings of the stockholders of each of Opnext and Oclaro to approve the transaction; and (d) that, subject to certain exceptions, the Boards of Directors of Opnext and Oclaro will each recommend that their respective stockholders approve the transaction.

Consummation of the Merger is subject to customary conditions, including: (a) the adoption of the Merger Agreement by the stockholders of Opnext and the approval by the stockholders of Oclaro of the issuance of shares of Oclaro common stock and of a Certificate of Amendment to Oclaro’s Certificate of Incorporation in connection with the Merger; (b) expiration of the waiting period under U.S. antitrust laws; (c) absence of any applicable restraining order or injunction prohibiting the Merger; (d) the effectiveness of a registration statement on Form S-4; (e) the absence of material adverse effect with respect to each of Opnext and Oclaro; (f) the accuracy of the representations and warranties of each party, subject to specified materiality thresholds; (g) performance in all material respects by each party of its obligations under the Merger Agreement; and (h) the delivery of customary tax opinions from counsel to Opnext and Oclaro, which will state that the merger constitutes a tax-free reorganization under Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Merger Agreement contains certain termination rights for both Opnext and Oclaro in certain circumstances, some of which would require Opnext or Oclaro to pay the other a termination fee of $6,000,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Voting Agreements

At the same time that the Merger Agreement was entered into, each of the directors and executive officers of Opnext and certain related entities (the “Specified Opnext Stockholders”) entered into a Voting Agreement (the “Opnext Voting Agreement”) with Oclaro and each of the directors and certain executive officers of Oclaro (the “Specified Oclaro Stockholders”) entered into a Voting Agreement (the “Oclaro Voting Agreement”) with Opnext. There are approximately 35,092,924 shares of Opnext Common Stock (representing approximately 38.817% of the outstanding shares of Opnext Common Stock) subject to the Opnext Voting Agreements. There are approximately 417,817 shares of Oclaro Common Stock (representing approximately 0.8% of the outstanding shares of Oclaro Common Stock) subject to the Oclaro Voting Agreements.

The Opnext Voting Agreement provides that each of the Specified Opnext Stockholders will vote his/her Opnext Common Stock in favor of the adoption of the Merger Agreement and against any alternative transaction with respect to Opnext. The Opnext Voting Agreement will terminate upon the date of the earliest of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the effectiveness of the Merger; (c) the change in recommendation by the Board of Directors of Opnext pursuant to Section 5.2(c)(i) of the Merger Agreement in the context of a superior offer for Opnext; or (d) an amendment of the Merger Agreement decreasing the Exchange Ratio or otherwise materially and adversely affecting the applicable Specified Opnext Stockholder.

The Oclaro Voting Agreement provides that each of the Specified Oclaro Stockholders will vote his/her Oclaro Common Stock in favor of the issuance of Oclaro Common Stock pursuant to the Merger Agreement, in favor of the Certificate of Amendment of Oclaro’s Certificate of Incorporation and against any alternative transaction with respect to Oclaro. The Oclaro Voting Agreement will terminate upon the date of the earliest of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the effectiveness of the Merger; (c) the change in recommendation by the Board of Directors of Oclaro pursuant to Section 5.3(c)(i) of the Merger Agreement in the context of a superior offer for Oclaro; or (d) an amendment of the Merger Agreement increasing the Exchange Ratio or otherwise materially and adversely affecting the applicable Specified Oclaro Stockholder.

The foregoing description of the Opnext Voting Agreement and the Oclaro Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Opnext Voting Agreement and the Oclaro Voting Agreement, forms of which are filed as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

The Merger Agreement governs the contractual rights between the parties in relation to the Merger. We have included the above summary of certain terms of the Merger Agreement and attached the Merger Agreement as an exhibit to this Form 8-K to provide you with information regarding the terms of the Merger Agreement. This summary and report are not intended to modify or supplement any factual disclosures about Opnext or Oclaro in our respective public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Opnext or Oclaro. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Oclaro and Opnext. In connection with the proposed transaction, Oclaro and Opnext plan to file documents with the SEC, including the filing by Oclaro of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, and each of Oclaro and Opnext plan to file with the SEC other documents regarding the proposed transaction. Investors and security holders of Oclaro and Opnext are urged to carefully read the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Oclaro and Opnext because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of the documents filed with the SEC on Oclaro’s website at www.oclaro.com or Opnext’s website at www.opnext.com or the SEC’s website at www.sec.gov. Oclaro, Opnext and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding the directors and executive officers of Oclaro is also included in Oclaro’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on September 9, 2011, and additional information regarding the directors and executive officers of Opnext is also included in Opnext’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on January 26, 2012.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements in this report include “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Oclaro’s and Opnext’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Oclaro’s and Opnext’s expectations with respect to the synergies, costs, efficiencies, and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations; approval of the proposed transaction by stockholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Oclaro and Opnext and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) the failure of the merger to close for any reason; (ii) the competitive position and opportunities for the combined company; (iii) general business and economic conditions; (ii) the performance of financial markets; (iv) risks relating to the consummation of the contemplated merger, including the risk that required stockholder approval and regulatory agencies might not be obtained in a timely manner or at all or that other closing conditions are not satisfied; (v) the impact on the merger on the markets for the combined companies optical, industrial and consumer products; (iv) the failure of the combined company to realize synergies and cost-savings from the transaction or delay in realization thereof; (v) the businesses or employees of Oclaro and Opnext not being combined and integrated successfully, or such combination taking longer or being more difficult, time-consuming or costly to accomplish than expected; (vi) operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties; (vii) the future performance of the combined company following the closing of the merger; (viii) the combined company’s ability to maintain gross margins; (ix) effects of fluctuating product mix on results; (x) the combined company’s ability to timely develop and commercialize new products; (xi) the combined company’s ability to respond to evolving technologies and customer requirements; (xii) the combined company’s dependence on a limited number of customers for a significant percentage of its projected revenues; (xiii) the combined company’s ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources; (xiv) increased costs related to downsizing and compliance with regulatory requirements in connection with such downsizing, competition and pricing pressure; (xv) the combined company’s potential lack of availability of credit or opportunity for equity based financing; (xvi) the combined company’s risks associated with international operations; (xvii) the combined company’s outcome of tax audits or similar proceedings; and (xiii) the outcome of pending litigation against Oclaro or Opnext. Additional factors that can cause the results to materially differ than those described in the forward-looking statements can be found in the most recent Form 10-Q, most recent Form 10-K and other periodic reports filed by Oclaro and Opnext, with the Securities and Exchange Commission. They each anticipate subsequent events and developments may cause their views and expectations to change. Neither Oclaro nor Opnext assumes any obligation, and they specifically disclaim any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Amendment to Employment Agreement with Harry L. Bosco

On March 26, 2012, Opnext and Harry L. Bosco, Opnext’s President, Chief Executive Officer and Chairman of the Board, entered into an amendment to Mr. Bosco’s employment agreement (the “Bosco Amendment”), which provides for the following:

•

Mr. Bosco is eligible to participate in the Company’s annual incentive bonus plan applicable to similarly situated executives of the Company, under which he has the potential to earn an annual bonus targeted at 100% of his annual base salary, contingent on the attainment of certain individual and/or Company performance criteria established and evaluated by the Company in accordance with the terms of such bonus plan as in effect from time to time.

•

If Mr. Bosco’s employment is terminated by Opnext without “cause” (as defined in his employment agreement) or as a result of Mr. Bosco’s resignation for “good reason” (as defined in the Bosco Amendment), and subject to his execution and non-revocation of a general release of claims, he will receive the following severance payments and benefits:

•

A lump-sum cash payment equal to one and one-half (1.5) times the sum of (A) his then current annual base salary and (B) his target annual bonus for Opnext’s fiscal year in which such termination occurs;

•	Fully accelerated vesting and immediate exercisability of any outstanding equity-based awards; and

•	Certain health insurance benefits at Opnext’s expense for eighteen (18) months after the date of such termination.

•

If a “change in control” (as defined in his employment agreement) of Opnext occurs and Mr. Bosco’s employment is terminated by Opnext without cause or as a result of Mr. Bosco’s resignation for good reason, in each case, immediately prior to or upon such change in control, or within the two (2) year period following such change in control, and subject to his execution and non-revocation of a general release of claims, he will receive the following severance payments and benefits:

•

A lump-sum cash payment equal to two (2) times the sum of (A) his then current annual base salary and (B) the greater of (x) his target annual bonus for Opnext’s fiscal year in which such termination occurs or (y) the average actual annual bonus awarded to him for the two full fiscal years immediately preceding the year in which such termination occurs;

•	Fully accelerated vesting and immediate exercisability of any outstanding equity-based awards; and

•	Certain health insurance benefits at Opnext’s expense for twenty-four (24) months after the date of such termination.

•

If it is determined that any payment or benefit would constitute a parachute payment under Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the net after-tax benefit received by Mr. Bosco will exceed the net after-tax benefit received by him if no such reduction was made.

Prior to the Bosco Amendment, Mr. Bosco’s employment agreement provided that (i) he was not eligible to participate in the Company’s annual incentive bonus plan, unless otherwise determined by the Board of Directors of Opnext; and (ii) if his employment was terminated by Opnext without cause, Mr. Bosco would receive a lump-sum cash severance payment equal to one hundred percent (100%) of his then current annual base salary, subject to his execution and non-revocation of a general release of claims.

The terms of Mr. Bosco’s employment agreement otherwise remain unchanged.

Amendment to Employment Agreement with Justin J. O’Neill

On March 26, 2012, Opnext and Justin J. O’Neill, Opnext’s Senior Vice President, General Counsel and Secretary, entered into an amendment to Mr. O’Neill’s employment agreement with Opnext (the “O’Neill Amendment”), which provides for the following:

•	Mr. O’Neill’s annual base salary is increased to $325,000 (from $306,000);

•

If Mr. O’Neill’s employment is terminated by Opnext without “cause” or as a result of Mr. O’Neill’s resignation for “good reason” (each as defined in his employment agreement), and subject to his execution and non-revocation of a general release of claims, he will receive the following severance payments and benefits:

•	A lump-sum cash payment equal to one (1.0) times the sum of (A) his then current annual base salary and (B) his target annual bonus for Opnext’s fiscal year in which such termination occurs;

•	Fully accelerated vesting and immediate exercisability of any outstanding equity-based awards; and

•	Certain health insurance benefits at Opnext’s expense for twelve (12) months after the date of such termination.

•

If a “change in control” (as defined in his employment agreement) of Opnext occurs and Mr. O’Neill’s employment is terminated by Opnext without cause or as a result of Mr. O’Neill’s resignation for good reason, in each case, immediately prior to or upon such change in control, or within the one (1) year period following such change in control, and subject to his execution and non-revocation of a general release of claims, he will receive the following severance payments and benefits:

•

A lump-sum cash payment equal to one and one-half (1.5) times the sum of (A) his then current annual base salary and (B) the greater of (x) his target annual bonus for Opnext’s fiscal year in which such termination occurs or (y) the average actual annual bonus awarded to him for the two full fiscal years immediately preceding the year in which such termination occurs;

•	Fully accelerated vesting and immediate exercisability of any outstanding equity-based awards; and

•	Certain health insurance benefits at Opnext’s expense for eighteen (18) months after the date of such termination.

•

If it is determined that any payment or benefit would constitute a parachute payment under Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code.

Prior to the O’Neill Amendment, Mr. O’Neill’s employment agreement provided that Mr. O’Neill would receive a lump-sum cash severance payment equal to (i) one hundred percent (100%) of his then current annual base salary if his employment was terminated by Opnext without cause or by him for good reason, or (ii) two hundred percent (200%) of his then current annual base salary if such qualifying termination of employment occurred immediately prior to or upon a change in control, or within the one (1) year period following such change in control, in each case subject to his execution and non-revocation of a general release of claims.

The terms of Mr. O’Neill’s employment agreement otherwise remain unchanged.

The foregoing descriptions of the Bosco Amendment and the O’Neill Amendment do not purport to be complete and are qualified in their entirety by reference to the Bosco Amendment and the O’Neill Amendment, forms of which are filed as Exhibits 10.1 and 10.2 hereto respectively and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosures contained under Item 1.01 under the headings “Amendment to Employment Agreement with Harry L. Bosco” and “Amendment to Employment Agreement with Justin J. O’Neill” are incorporated herein by reference.

Item 8.01. Other Events.

On March 26, 2012, Oclaro and Opnext issued a joint press release announcing that they have entered into the Merger Agreement. A copy of the joint press release of Oclaro and Opnext announcing the execution of the Merger Agreement is included herein as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated March 26, 2012, among Oclaro, Inc., Tahoe Acquisition Sub, Inc. and Opnext, Inc.

10.35	Second Amendment to Employment Agreement by and between Opnext, Inc. and Harry L. Bosco

10.36	First Amendment to Second Amended and Restated Employment Agreement by and between Opnext, Inc. and Justin J. O’Neill

99.1	Form of Opnext Voting Agreement

99.2	Form of Oclaro Voting Agreement

99.3	Press Release dated March 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opnext, Inc.

Date: March 26, 2012	By:	/s/ Robert J. Nobile
Robert J. Nobile
Chief Financial Officer and Senior Vice
President, Finance

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated March 26, 2012, among Oclaro, Inc., Tahoe Acquisition Sub, Inc. and Opnext, Inc.

10.35	Second Amendment to Employment Agreement by and between Opnext, Inc. and Harry L. Bosco

10.36	First Amendment to Second Amended and Restated Employment Agreement by and between Opnext, Inc. and Justin J. O’Neill

99.1	Form of Opnext Voting Agreement

99.2	Form of Oclaro Voting Agreement

99.3	Press Release dated March 26, 2012